As filed with the Securities and Exchange Commission on July 31, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1692300 (I.R.S. Employer Identification Number)

2485 Augustine Drive
Santa Clara, California 95054
(Address of Principal Executive Offices) (Zip Code)

ADVANCED MICRO DEVICES, INC. 2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

Harry A. Wolin, Esq.
Senior Vice President and General Counsel Advanced Micro Devices, Inc.
2485 Augustine Drive
Santa Clara, California 95054
(408) 749-4000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 Par Value	29,000,000	$33.58	$973,820,000	$118,026.98

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan (as amended and restated, the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)
Estimated solely for the purpose of determining the registration fee computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act on the basis of the average of the reported high ($34.17) and low ($32.98) sale prices of the common stock as reported by The Nasdaq Stock Market LLC on July 29, 2019.

Proposed sale to take place as soon after the effective date of the registration statement as awards granted under the Plan are granted or exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Advanced Micro Devices, Inc. is sometimes referred to as “we,” “us” or “our.”

Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register:

•
an additional 29,000,000 shares of our common stock reserved for issuance under the Plan, which increase was approved by our Board of Directors (the “Board”) on February 20, 2019 and our stockholders on May 15, 2019; and

•
The contents of our registration statement on Form S-8 (File No. 333-115474) filed with the SEC on May 13, 2004, our registration statement on Form S-8 (File No. 333-134853) filed with the SEC on June 8, 2006, our registration statement on Form S-8 (File No. 333-159367) filed with the SEC on May 20, 2009, our registration statement on Form S-8 (File No. 333-166616) filed with the SEC on May 7, 2010, our registration statement on Form S-8 (File No. 333-181451) filed with the SEC on May 16, 2012, our registration statement on Form S-8 (File No. 333-190039) filed with the SEC on July 19, 2013, our registration statement on Form S-8 (File No. 333-195984) filed with the SEC on May 15, 2014, our registration statement on Form S-8 (File No. 333-204166) filed with the SEC on May 14, 2015, our registration statement on Form S-8 (File No. 333-211438) filed with the SEC on May 18, 2016, our post-effective amendment No. 1 on Form S-8 (File No. 333-204166) filed with the SEC on June 9, 2016 and our registration statement on Form S-8 (File No. 333-217784) filed with the SEC on May 8, 2017 are incorporated by reference herein except for the information presented below in Part II, Item 3. Incorporation of Documents by Reference.

Item 3.    Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended:

•
Our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, filed with the SEC on February 8, 2019, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2019 Annual Meeting of Stockholders, filed with the SEC on March 21, 2019;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2019, filed with the SEC on May 1, 2019;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2019, filed with the SEC on July 31, 2019;

•	Our Current Report on Form 8-K filed with the SEC on June 27, 2019;

•	Our Current Report on Form 8-K filed with the SEC on June 10, 2019;

•	Our Current Report on Form 8-K filed with the SEC on May 17, 2019;

•	Our Current Report on Form 8-K filed with the SEC on February 22, 2019;

•	Our Current Report on Form 8-K filed with the SEC on February 14, 2019;

•	Our Current Report on Form 8-K filed with the SEC on January 29, 2019 (Item 1.01 only); and

•
The description of our common stock, par value $.01 per share, contained in our registration statement on Form 8-A, filed with the SEC on December 9, 2014, including any subsequently filed amendments and reports updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any annual or quarterly report or other document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished in such report or other document or on such form that relate to such portion or items. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.    Exhibits.

5.1	Opinion of Latham & Watkins LLP.

10.1	Advanced Micro Devices, Inc. Amended and Restated 2004 Equity Incentive Plan.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this registration statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 31st day of July, 2019.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Devinder Kumar
Name:	Devinder Kumar
Title:	Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Lisa T. Su, Devinder Kumar and Harry A. Wolin, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lisa T. Su	President and Chief Executive Officer (Principal Executive Officer), Director	July 31, 2019
Lisa T. Su

/s/ Devinder Kumar	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 31, 2019
Devinder Kumar

/s/ Darla Smith	Corporate Vice President, Chief Accounting Officer (Principal Accounting Officer)	July 31, 2019
Darla Smith

/s/ John E. Caldwell	Director, Chairman of the Board	July 31, 2019
John E. Caldwell

/s/ Nora M. Denzel	Director	July 31, 2019
Nora M. Denzel

/s/ Mark Durcan	Director	July 31, 2019
Mark Durcan

/s/ Joseph A. Householder	Director	July 31, 2019
Joseph A. Householder

/s/ John W. Marren	Director	July 31, 2019
John W. Marren

/s/ Abhi Talwalkar	Director	July 31, 2019
Abhi Talwalkar